EXHIBIT 99.1

Co-Diagnostics, Inc. Announces New Additions to Board of Directors

Salt Lake City, Utah – June 27, 2019 – Co-Diagnostics, Inc. (Nasdaq: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today that Dr. Eugene Durenard and Mr. Ted Murphy have joined the Board of Directors of Co-Diagnostics, and will serve on the Board’s Compensation and Corporate Governance/Nominating Committees and Audit Committees as independent directors.

Dr. Durenard brings a thorough multi-asset class investment and entrepreneurial experience spanning 20 years to the Board of Directors. He is the founder and CEO of Hyperbolic Holdings, a Swiss-based holding, management consulting and investment advisory company specialized in healthcare since February 2018; co-founder and CIO of Healthcare Impact Holdings, an investment fund specialized in later-stage healthcare private ventures since May 2018; co-founder and trustee of Healthcare Impact Foundation, a charitable organization designed to sustainably fund translation of innovation in life sciences since September 2017; co-founder of Global Better Health, a platform designed to provide scientifically-based corporate wellness and preventive programs since December 2018; and an advisor to and Managing Director of the Stetson Family Office since September 2016. Dr. Durenard received his PhD in Mathematics at Harvard in 1995 before beginning his career with Salomon Brothers in London.

Mr. Murphy has been senior partner in a private investment firm from June 1999 to the present. His duties have included investment analysis of various types of investment projects in health care, real estate and financial services. Mr. Murphy serves on the board of directors of three Canadian publicly reporting companies that have interests in various industries.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, and (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Andrew Benson

Co-Diagnostics Investor Relations

801-438-1036

investors@codiagnostics.com